Exhibit 16

SECOND AMENDMENT

to

WARRANT ISSUED ON

SEPTEMBER 1, 2011

THIS SECOND AMENDMENT is made on the 27th day of October, 2014, between:

(1)	TOWER SEMICONDUCTOR LTD., a company incorporated in Israel (registered number 52–004199–7), having its registered office at P.O. Box 619, Migdal Haemek 23105, Israel (“the Company”);

and

(2)	BANK HAPOALIM B.M. (“the Holder”)

WHEREAS:

(A)	pursuant to a Warrant issued on September 1, 2011 and amended on March 13, 2013 (“the Warrant”), the Company granted the Holder the right to purchase 636,699 (six hundred and thirty-six six hundred and ninety-nine) Warrant Shares at the Warrant Price of US $0.7853 (zero point seven eight five three United States Dollars) (but not less than NIS 1.00 per share) per share; and

(B)	as a result of a 15 to 1 reverse stock split effected by the Company in August 2012, the number of Warrant Shares has been adjusted to 42,447 (forty-two thousand four hundred and forty-seven) and the Warrant Price has been adjusted to US $11.7795 (eleven United States Dollars and seventy-seven point ninety-five cents); and

(C)	at the request of the Company, the Company and the Holder have agreed to enter into this Second Amendment to the Warrant, dated as of the date hereof (“this Amendment”), in order to extend the Expiration Date of the Warrant,

NOW THEREFORE IT IS AGREED BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.	Unless otherwise defined in this Amendment, terms defined and references contained in the Warrant, shall have the same meaning and construction in this Amendment.

2.	The Warrant is hereby amended as follows:

Clause 2A (“Term”) is hereby amended to delete the date “December 31, 2016” and substitute therefor the date “December 31, 2018”.

3.	Save as amended expressly pursuant to this Amendment, the provisions of the Warrant shall continue in full force and effect and the Warrant and this Amendment shall be read and construed as one instrument.

4.	This Amendment shall be governed by and construed in accordance with the laws of the State of Israel.

IN WITNESS WHEREOF, the parties have signed this Second Amendment on the 27th day of October, 2014.

for:	TOWER SEMICONDUCTOR LTD.

By:	/s/ Oren Shirazi	/s/ Yoram Glatt

Title	CFO	Treasurer

for:	BANK HAPOALIM B.M.

By:	/s/ Irit Beahar	/s/ Irit Sigman

Title	Department Manager	Section Manager

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